Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in Registration Statements on Form S-8 No. 333-234230 and 333-252228, 333-263239 and 333-269258 of our report dated April 17, 2023, of INVO Bioscience, Inc. relating to the audit of the consolidated financial statements as of December 31, 2022 and 2021, and for the periods then ended, including an explanatory paragraph regarding the Company’s ability to continue as a going concern, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPA’s, PLLC

Houston, TX
April 17, 2023